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                                                                    EXHIBIT 99.4



                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information of the Company has been prepared to give pro forma effects to the acquisition of OFC Corporation. The unaudited pro forma information and accompanying notes should be read in conjunction with the historical financial statements of the Company and OFC.

The acquisition will be accounted for as a purchase. The purchase price of $15.1 million will be allocated to the assets and liabilities acquired based upon the receipt of information to substantiate the fair value of the assets and liabilities acquired; however, that allocation is not expected to differ materially from the preliminary allocation.

The following unaudited pro forma statements of operations for the year ended September 30, 1997, and the three months ended December 31, 1997, give effect to the acquisition as if it had occurred at the beginning of the period presented. The unaudited pro forma balance sheet as of December 31, 1997, has been prepared as if the acquisition occurred on that date.

The unaudited pro forma information is based upon the historical financial statements of the Company and OFC and the assumptions and adjustments described in the accompanying notes. OFC's historical financial statements exclude the effect on non-recurring, non-operational transactions for the periods indicated. The unaudited pro forma information does not purport to represent what the results of operations of the Company would have been if the acquisition had occurred as of the date indicated or what future results will be.












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              UNAUDITED PRO FORMA FINANCIAL INFORMATION (CONTINUED)
                 (Dollars in thousands, except per share data)

                                                               OFC      Acquisition
                                              Galileo         Corp.     Adjustments
                                               Corp.           (C)      (See Notes)     Consolidated
                                              -------         -----     -----------     ------------

CONDENSED CONSOLIDATED STATEMENT OF
   OPERATIONS FOR THE YEAR ENDED
   SEPTEMBER 30, 1997

Net sales                                     $ 34,117       $13,902                      $ 48,019

Cost of sales                                   22,363         8,574                        30,937
                                              --------       -------                      --------
Gross margin                                    11,754         5,328                        17,082

Engineering and SG&A expenses                   14,512         3,117       $  446(B)        18,075

Other operating expenses                         9,098                                       9,098
                                              --------       -------       ------         --------
Operating income (loss)                        (11,856)        2,211         (446)         (10,091)

Other income (expense)                             835          (238)        (270)(B)          327
                                              --------       -------       ------         --------
Income (loss) before income taxes              (11,021)        1,973         (716)          (9,764)

Provision for income taxes                         163            34          (34)(B)          163
                                              --------       -------       ------         --------
Net income (loss)                             $(11,184)      $ 1,939       $ (682)        $ (9,927)
                                              ========       =======       ======         ========

Weighted average shares                          6,851                      1,154(A)         8,005
                                              --------                                    --------
Basic and diluted loss per share              $  (1.63)                                   $  (1.24)
                                              ========                                    ========


See accompanying notes.

                                                               OFC      Acquisition
                                              Galileo         Corp.     Adjustments
                                               Corp.           (C)      (See Notes)     Consolidated
                                              -------         -----     -----------     ------------

CONDENSED CONSOLIDATED STATEMENT
   OF OPERATIONS FOR THE THREE MONTHS
   ENDED DECEMBER 31, 1997

Net sales                                     $  8,563        $3,930                       $12,493

Cost of sales                                    5,775         2,610                         8,385
                                              --------        ------                       -------
Gross margin                                     2,788         1,320                         4,108

Engineering and SG&A expenses                    3,948           834       $  112 (B)        4,894
Other operating expenses
                                              --------        ------       ------          -------
Operating income (loss)                         (1,160)          486         (112)            (786)

Other income (expense)                              57          (111)         (68)(B)         (122)
                                              --------        ------       ------          -------
Income (loss) before income taxes               (1,103)          375         (180)            (908)

Provision for income taxes                           8            11          (11)(B)            8
                                              --------        ------       ------          -------
Net income (loss)                             $ (1,111)       $  364       $ (169)         $  (916)
                                              ========        ======       ======          =======
Weighted average shares                          6,874                      1,154 (A)        8,028
                                              --------                                     -------
Basic and diluted loss per share              $  (0.16)                                    $ (0.11)
                                              ========                                     =======



See accompanying notes.

                 (Dollars in thousands, except per share data)

                                                               OFC      Acquisition
                                              Galileo         Corp.     Adjustments
                                               Corp.           (C)      (See Notes)     Consolidated
                                              -------         -----     -----------     ------------


CONDENSED CONSOLIDATED BALANCE SHEET - DECEMBER 31, 1997

Current Assets
  Cash                                         $ 6,102        $  429       $(6,000)(A)     $   531
  Accounts receivable, net                       6,894         2,500                         9,394
  Inventories, net                               8,101         1,221                         9,322
  Other current assets                              91           461                           552
                                               -------        ------       -------         -------

     Total current assets                       21,188         4,611        (6,000)         19,799
Property, plant and equipment, net              15,054         1,819                        16,873
Excess of cost over the fair value
  of net assets acquired                         4,524                      11,969 (A)      16,493
Other assets                                     1,481           482                         1,963
                                               -------        ------       -------         -------
Total assets                                   $42,247        $6,912       $ 5,969         $55,128
                                               =======        ======       =======         =======

Liabilities and Shareholders' Equity
Current liabilities
  Accounts payable and accrued
    expenses                                   $ 4,880        $2,111                       $ 6,991
  Notes payable                                  1,287                                       1,287
Other liabilities
  Long-term debt                                               1,682                         1,682
  Other liabilities                              1,089                                       1,089
                                               -------        ------       -------         -------
Total liabilities                                7,256         3,793                        11,049
Total shareholders' equity                      34,991         3,119         5,969          44,079
                                               -------        ------       -------         -------

Total liabilities and shareholders' equity     $42,247        $6,912       $ 5,969         $55,128
                                               =======        ======       =======         =======



See accompanying notes.









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                                                                    EXHIBIT 99.4


               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

The pro forma adjustments reflect the following:

(A) The acquisition of OFC Corporation for $6,000,000 in cash and the discounted value of 1,154,258 shares of Galileo Common Stock resulting in $11,969,000 in the excess cost over the fair market value of net assets acquired.

(B) Adjustments to the consolidated entity's statement of operations include: 1) the recognition of amortization of cost over the fair value of net assets acquired, which assumes the excess cost over fair value is amortized over 30 years, 2) the reduction of interest income from cash used for the acquisition, and 3) the utilization of certain Galileo tax loss carryforwards.

(C) The results of operations of OFC Corporation for the year ended September 30, 1997, and the quarter ended December 31, 1997, are based upon OFC Corporation's historical results of operations for the year and quarter ended December 31, 1997.









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